Exhibit 3.1 Amended Articles of Incorporation

ROSS MILLER
Secretary of State
202 North Carson Street
Carson, City, Nevada 89701-4201
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY – DO NOT HIGHLIGHT                                                 ABOVE SPACE IS FOR OFFICE USE ONLY

                                                            Certificate of Amendment to Articles of Incorporation
                                                                              For Nevada Profit Corporations
                                                    (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

                                                                        PEBBLE BEACH ENTERPRISES, INC.

2.  The articles have been amended as follows (provide article numbers, if available):

     1.  Name of Corporation:                                   CMG HOLDINGS, INC.

     3.  Shares:  The Corporation shall be authorized to issue two classes of capital stock, designated as "Common Stock" and
                         "Preferred Stock" respectively.  The Corporation shall be authorized to issue 150,000,000 shares of Common Stock,
                         $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value.

3.   The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is:
38,280,000 out of 42,400,000.

4.   Effective date of filinmg (optional): 2/20/08

5.  Officer Signature (Required):  /s/ James J. Ennis
* If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.                               Nevada Secretary of State AM 78.385 Amend 2007
                                                                                                                                                                                 Revised on: 01/01/07